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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Frontier Airlines, Inc.:

        We consent to the incorporation by reference in the registration statement (Nos. 333-13333, 333-31389, 333-42746, 333-83811, and 333-121084) on Forms S-8, and registration statement No. 333-86256 on Form S-3 of Frontier Airlines, Inc. of our reports dated June 13, 2005, with respect to the balance sheets of Frontier Airlines, Inc. as of March 31, 2005 and 2004, and the related statements of operations, stockholders' equity and other comprehensive income (loss), and cash flows for each of the years in the three-year period ended March 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2005, and the effectiveness of internal control over financial reporting as of March 31, 2005, which reports appear in the March 31, 2005 annual report on Form 10-K of Frontier Airlines, Inc.

KPMG LLP
Denver, Colorado June 13, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm